Exhibit 23.3

Consent of Independent Auditor

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-272655) on Form S-4 and related Prospectus of SharpLink Gaming Inc., of our report dated April 27, 2022, relating to the consolidated financial statements of SportsHub Games Network, Inc., and Subsidiaries as of and for the year ended December 31, 2020, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the heading “Experts.”

/s/ RSM US LLP

Minneapolis, Minnesota

October 4, 2023